Exhibit 99.1

Conn's, Inc. Reports on Current Business Trends

BEAUMONT, Texas--(BUSINESS WIRE)--October 20, 2009--Conn's, Inc. (NASDAQ/NM: CONN), a specialty retailer of consumer electronics, home appliances, furniture, mattresses, computers and lawn and garden products today provided an update regarding current trends in its business.

Economic conditions in the Company’s markets have deteriorated significantly during the current year. This deterioration is evidenced by the significant increase in the unemployment rate in Texas, which, according to the Bureau of Labor Statistics, stood, preliminarily, at 8.0% for the month of August 2009, rising from 5.6% in December 2008 and 5.0% in August 2008. As a result, the Company’s sales and credit portfolio performance have been adversely impacted. Preliminary total net sales through the first two months of the quarter ending October 31, 2009, declined 1.3%, compared to the year ago period. Through the first half of October, total net sales are down approximately 20% from the same period in October 2008. Additionally, product gross margins have been under continued pressure and through the first two months of the current quarter were down approximately 110 basis points as compared to the second quarter of fiscal 2010. In light of the slowdown in sales, the Company has focused its attention on improving the product gross margin and reducing expenses in an effort to minimize the effects on profitability.

In addition to the impact on sales, the current economic conditions have also put pressure on the Company’s credit customers. The 60-day delinquency rate was 8.6% at September 30, 2009, as compared to 8.0% at September 30, 2008, which is consistent with the year-over-year 60 basis point increase the Company experienced at July 31, 2009. However, the average net loss rate for the two months of the current year quarter was approximately 4.0% and is expected to be higher in the month of October. The net loss rate is expected to remain between 4.0% and 5.0% during the fourth quarter of fiscal 2010, as compared to 3.4% in fourth quarter of fiscal 2009. The Company has taken measures to improve the credit quality of the portfolio by increasing the use of promotional credit programs for high credit-quality customers, raising the floor on the credit scores accepted in the portfolio and raising down payment levels.

The Company currently expects the total capital available for immediate needs and future growth to be relatively consistent with the amounts available as of July 31, 2009. The Company is continuing to closely monitor its capital availability and compliance with the various credit facility covenants and will adjust its plans, as appropriate, to maintain adequate liquidity and compliance with the covenants. The Company can reduce its use of its own credit programs, including raising down payments, and increase the use of third-party finance programs to manage capital availability, as well as taking advantage of other options.

The current economic conditions and the affects on the Company’s operating results will also require the Company to review the adequacy of its allowance for bad debts related to the customer receivables held on balance sheet, the net loss assumption used in the determination of the fair value of its interest in securitized assets and determine whether the change in conditions will require it to perform an assessment for a potential non-cash impairment adjustment to goodwill during the third quarter of fiscal 2010. As a result, the Company is withdrawing its previously provided earnings guidance and has decided to temporarily discontinue its practice of providing earnings guidance. The Company believes it may report a net loss for the quarter ended October 31, 2009, before considering the impacts of any potential fair value or goodwill adjustments, though it expects to be solidly profitable during the fourth quarter of fiscal 2010, excluding potential fair value and goodwill adjustments. All of the above amounts are subject to change upon completion of the Company’s quarter end financial statement closing process.

About Conn's, Inc.

The Company is a specialty retailer currently operating 75 retail locations in Texas, Louisiana and Oklahoma: with 23 stores in the Houston area, 19 in the Dallas/Fort Worth Metroplex, nine in San Antonio, five in Austin, five in Southeast Texas, one in Corpus Christi, four in South Texas, six in Louisiana and three in Oklahoma. It sells home appliances, including refrigerators, freezers, washers, dryers, dishwashers and ranges, and a variety of consumer electronics, including LCD, LED, plasma and DLP televisions, camcorders, digital cameras, computers and computer accessories, Blu-ray and DVD players, video game equipment, portable audio, MP3 players, GPS devices and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. In the last three years, the Company financed, on average, approximately 61% of its retail sales.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update, relocate or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update, relocation or expansion of existing stores; the Company's ability to introduce additional product categories; the Company’s ability to offer flexible financing programs; the Company's ability to fund operations, debt repayment and expansion from cash flow from operations, borrowings on its revolving lines of credit and proceeds from securitizations and from accessing equity or debt markets; the ability of the Company and the QSPE to obtain additional funding for the purpose of funding the receivables generated by the Company, including limitations on the ability of the QSPE to obtain financing through its commercial paper-based funding sources and its ability to maintain the current credit ratings of its securities; the ability of the financial institutions providing lending facilities to the Company or the QSPE to fund their commitments; the effect on borrowing costs of downgrades by rating agencies or changes in laws or regulations on the Company’s or the QSPE’s financing providers; the cost of any renewed or replacement credit facilities; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; the pricing actions and promotional activities of competitors; relationships with the Company's key suppliers; interest rates; general economic conditions; weather conditions in the Company's markets; delinquency and loss trends in the receivables portfolio; changes in the assumptions used in the calculation of the fair value of its interests in securitized assets; potential goodwill impairment charges; the outcome of litigation or government investigations; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on March 26, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN-F

CONTACT:
Conn's, Inc., Beaumont
Chief Financial Officer
Michael J. Poppe, (409) 832-1696 Ext. 3359